UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting was held on Thursday, April 21, 2016 at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio.

The final results of voting on each of the matters submitted for a vote of security holders at the 2016 Annual Meeting are as follows:

1. Shareholders elected seven directors, each to hold office until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Curtis E. Espeland	52,083,057	168,436	9,069,805
Stephen G. Hanks	51,769,832	481,661	9,069,805
Michael F. Hilton	50,825,039	1,426,454	9,069,805
Kathryn Jo Lincoln	51,683,316	568,177	9,069,805
William E. MacDonald	51,731,344	520,149	9,069,805
Phillip J. Mason	52,082,759	168,734	9,069,805
George H. Walls, Jr.	51,673,090	578,403	9,069,805

2. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2016, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,891,781	383,770	45,747	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,696,553	2,069,835	1,485,105	9,069,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: April 26, 2016	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel & Secretary